Exhibit 99.1

BDO Seldman, LLP Accountants and Consultants	700 North Pearl, Suite 2000 Dallas, Texas 75201 Telephone: 214-969-7007 Fax: 214-953-0722

Consent of Independent Registered Public Accounting Firm

Ericsson Capital Accumulation and Savings Plan

Plano, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-4813) of our report dated June 25, 2007, relating to the financial statements and schedule of the Ericsson Capital Accumulation and Savings Plan appearing on this Form 11-K for the year ended December 31, 2006.

BDO Seidman, LLP

Dallas, Texas

June 26, 2007